UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2009
PACIFIC OFFICE PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 830
Santa Monica, California	90401

(Address of principal executive offices)	(Zip Code)
(310) 395-2083
(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 10, 2009, Pacific Office Properties Trust, Inc., a Maryland Corporation (the “Company”) filed an amendment to the Articles Supplementary of Board of Directors Classifying and Designating a series of preferred stock as Proportionate Voting Preferred Stock (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation. The amendment removes the transfer restriction on shares of Proportionate Voting Preferred Stock (the “Stock”) that prohibited transfer of any share of the Stock without prior approval of the Company, and deletes the statement of value of the Stock.
     The text of the amendment to the Articles Supplementary is filed as Exhibit 3.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Articles Supplementary of Board of Directors Classifying and Designating a series of preferred stock as Proportionate Voting Preferred Stock

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.
By:	/s/ James M. Kasim
	Name:	James M. Kasim
	Title:	Chief Financial Officer

Dated: March 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to Articles Supplementary of Board of Directors Classifying and Designating a series of preferred stock as Proportionate Voting Preferred Stock